Investor Update 2nd Quarter 2024 JUNE 2024 Exhibit 99.1

Disclaimer This presentation may contain forward-looking statements regarding M&T Bank Corporation (“M&T”) within the meaning of the Private Securities Litigation Reform Act of 1995 and the rules and regulations of the Securities and Exchange Commission (“SEC”). Any statement that does not describe historical or current facts is a forward-looking statement, including statements based on current expectations, estimates and projections about M&T's business, and management's beliefs and assumptions. Statements regarding the potential effects of events or factors specific to M&T and/or the financial industry as a whole, as well as national and global events generally, on M&T's business, financial condition, liquidity and results of operations may constitute forward-looking statements. Such statements are subject to the risk that the actual effects may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond M&T's control. Forward-looking statements are typically identified by words such as "believe," "expect," "anticipate," "intend," "target," "estimate," "continue," or "potential," by future conditional verbs such as "will," "would," "should," "could," or "may," or by variations of such words or by similar expressions. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions which are difficult to predict and may cause actual outcomes to differ materially from what is expressed or forecasted. While there can be no assurance that any list of risks and uncertainties is complete, important factors that could cause actual outcomes and results to differ materially from those contemplated by forward-looking statements include the following, without limitation: economic conditions and growth rates, including inflation and market volatility; events and developments in the financial services industry, including industry conditions; changes in interest rates, spreads on earning assets and interest- bearing liabilities, and interest rate sensitivity; prepayment speeds, loan originations, loan concentrations by type and industry, credit losses and market values on loans, collateral securing loans, and other assets; sources of liquidity; levels of client deposits; ability to contain costs and expenses; changes in M&T’s credit ratings; the impact of the People’s United Financial, Inc. acquisition; domestic or international political developments and other geopolitical events, including international conflicts and hostilities; changes and trends in the securities markets; common shares outstanding and common stock price volatility; fair value of and number of stock-based compensation awards to be issued in future periods; the impact of changes in market values on trust-related revenues; federal, state or local legislation and/or regulations affecting the financial services industry, or M&T and its subsidiaries individually or collectively, including tax policy; regulatory supervision and oversight, including monetary policy and capital requirements; governmental and public policy changes; political conditions, either nationally or in the states in which M&T and its subsidiaries do business; the outcome of pending and future litigation and governmental proceedings, including tax-related examinations and other matters; changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board, regulatory agencies or legislation; increasing price, product and service competition by competitors, including new entrants; technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; the mix of products and services; protection and validity of intellectual property rights; reliance on large customers; technological, implementation and cost/financial risks in large, multi-year contracts; continued availability of financing; financial resources in the amounts, at the times and on the terms required to support M&T and its subsidiaries' future businesses; and material differences in the actual financial results of merger, acquisition, divestment and investment activities compared with M&T's initial expectations, including the full realization of anticipated cost savings and revenue enhancements. These are representative of the factors that could affect the outcome of the forward-looking statements. In addition, as noted, such statements could be affected by general industry and market conditions and growth rates, general economic and political conditions, either nationally or in the states in which M&T and its subsidiaries do business, and other factors. M&T provides further detail regarding these risks and uncertainties in its Form 10-K for the year ended December 31, 2023, including in the Risk Factors section of such report, as well as in other SEC filings. Forward-looking statements speak only as of the date they are made, and M&T assumes no duty and does not undertake to update forward-looking statements. Annualized, pro forma, projected, and estimated numbers are used for illustrative purposes only, are not forecasts and may not reflect actual results. This presentation also contains financial information and performance measures determined by methods other than in accordance with accounting principles generally accepted in the United States ("GAAP"). Management believes investors may find these non-GAAP financial measures useful. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Please see the Appendices for reconciliation of GAAP with corresponding non-GAAP measures, as indicated in the presentation. 2

3 Purpose Mission Operating Principles Local Scale Credit Discipline Operating & Capital Efficiency

Making a positive impact on our communities, customers, and colleagues

Sustainability Accomplishments and Highlights

Fostering Prosperity in Our Communities


24/7

- Ranked #6 SBA Lender in the country (FY2023), the 15th consecutive year among the nation's top 10 SBA Lenders
- ~249,000 hours dedicated by M&T staff to volunteering in our communities in 2023
- ~$53.6 million contributed by M&T and The M&T Charitable Foundation to supporting our communities
- Highest possible CRA rating from Federal Reserve since 1982

Investing in Our Employees



- Consistent investment in talent development programs spanning 4 decades
- 9.6 years average employee tenure
- 40 average hours of training for M&T employees
- 80 Employee Resource Group chapters with participation by 51% of managers and 35% of employees (non-managers)
- 94% participation by M&T employees in M&T's 401(k) plan
- 92% participation in employee engagement survey

Strong Governance and Consistent Leadership


INVOICE

- 94% of Board members are independent
- More than 40% of our Board of Directors team is diverse (24% of directors were women, 18% of directors were people of color)
- 17-year average tenure for executive officers

Preserving our Environment


24/7

- Achieved 60% of our $1 billion commitment to renewable energy projects
- Membership in the Think Green Resource Group, which focuses on environmental sustainability, grew to over 1,100 employees, and the group organized 51 volunteer and educational events
- Year-over-year we reduced our combined scope 1 and 2 emissions by **8%**

Note: All data except for SBA data are as of December 31, 2023. SBA data is for the period October 1, 2022 to September 30, 2023

M&T Bank Corporation | 4

5 J.D. Power 2024 U.S. Banking Mobile App Satisfaction Study; among banks with $70B to $200B in deposits. Visit jdpower.com/awards for more details. Key Awards and Accolades

Diversified Business Model

FY23, % of Total M&T	Commercial Bank	Retail Bank	Institutional Services & Wealth Management[2]	Total M&T
	Experienced teams provide a wide-range of credit, liquidity and capital markets solutions to meet our customer needs, delivered through a local engagement model and industry expertise on a national scale.	Strategically built for the communities in which we operate. High-touch, local sales and service model provides a low-cost, stable funding base, a long-tenured customer base, and the shared benefits of community growth and development.	Institutional Services Expanding on strength of its reputation for industry leading service and strong reputation with existing network of deal influencers. Wealth Management Provides planning-led advice, leveraging Wilmington Trust's national capabilities and the enhanced experience that LPL brings, to grow customers across the wealth continuum.	
Net Interest Income[1]	$2.4 billion 34%	$4.4 billion 61%	$0.7 billion 10%	$7.1 billion
Fee Income	$0.7 billion 26%	$0.8 billion 30%	$1.0 billion 40%	$2.5 billion
Revenue	$3.1 billion 32%	$5.1 billion 53%	$1.7 billion 18%	$9.6 billion
Average Loans	$79 billion 60%	$50 billion 37%	$3 billion 3%	$133 billion
Average Deposits	$42 billion 26%	$91 billion 56%	$16 billion 10%	$162 billion
ROTA[3]	1.29%	3.57%	16.86%	1.42%
ROTCE[3]	14.2%	39.8%	109.5%	17.6%
Efficiency Ratio[3]	43.9%	48.0%	50.9%	54.9%

Note: 'All Other' segment not shown above. Represents -5% (-$346 million) of NII, 4% ($103 million) of fees, -3% (-$243 million) of revenue, <0.5% (<$0.2 billion) of loans and 7% ($12 billion) of deposits.
(1) Net interest income is the difference between actual taxable-equivalent interest earned on assets and interest paid on liabilities by a segment and a funding charge (credit) based on the Company's internal funds transfer pricing methodology.
(2) Institutional Services and Wealth Management 2023 results include the impact of the CIT sale in April 2023.
(3) See Appendix 1 and 2 for reconciliation of GAAP with these non-GAAP measures.

M&T Bank Corporation | 6

Local Scale in Key Markets 7 Source: S&P Global Market Intelligence, FDIC Summary of Deposits (1) Top banks and thrifts by number of branches in Northeast / Mid-Atlantic regions (CT, DC, DE, MA, MD, ME, NH, NJ, NY, PA, RI, VA, VT, WV). M&T as of 4/25/2024, excludes two domestic branches outside of Northeast footprint. % of Deposits in MSAs with #1 or #2 Deposit Rank Peer 1 64% MTB 64% Peer 2 62% Peer 3 60% Peer 4 55% Peer 5 50% Peer 6 45% Peer 7 44% Peer 8 42% Peer 9 41% Peer 10 35% Peer 11 34% Top Northeast Banks by Branches1 Branches 1 JPMorgan Chase & Co. 1,130 2 Bank of America Corp. 1,060 3 M&T Bank Corp. 956 4 Toronto-Dominion Bank 935 5 Citizens Financial Group 882 6 Wells Fargo & Co. 824 7 PNC Financial Services 697 8 Truist Financial Corp. 642 9 KeyCorp 418 10 Banco Santander SA 407 Dense Northeast network covers a geography with only a 300-mile radius but approximately 22% of U.S. population and 25% of GDP Contiguous Branch Footprint… …With Market Leading Franchises… …and Dense, Efficient Network

Through the Cycle Profitability Advantage...

Net Operating ROTA[1]


1.32%
+28bps
1.04%
MTB
Peer Median
1.33%
+17bps
1.16%
1.36%
+19bps
1.17%
20-Years
2004-2023
10-Years
2014-2023
5-Years
2019-2023

Key Points

Better than Peer PPNR Generation & Credit Losses

- Aided by NIM, efficiency and credit loss outperformance

Consistent Profitability Advantage

- Over the past 5-, 10-, and 20-years, M&T maintained a 17 to 28 basis point ROTA advantage compared to the peer median

Results in Normalized ROTCE Advantage

- Equates to a ~2.3% to ~3.7% normalized ROTCE advantage compared to peers assuming normalized capital levels

ROTA Considered in Long-Term Incentives

- 2024 Performance Vested Stock Units grants include a 1.25% absolute ROTA threshold

Note: (1) See Appendix 1 and 2 for reconciliation of GAAP with these non-GAAP measures.

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$21.97 $98.54 $- $20 $40 $60 $80 $100 $120 2003 2008 2013 2018 2023 $1.20 $5.20 $- $1 $2 $3 $4 $5 $6 2003 2008 2013 2018 2023 …Combined with Consistent Growth Dividend Per Share Tangible Book Value Per Share MTB: 7.6% CAGR Peer Median: 1.3%CAGR MTB: 7.8% CAGR Peer Median: 1.5% CAGR 10.5% 10.0% 11.9% 4.5% 7.3% 6.7% 20-Years YE03-YE23 10-Years YE13-YE23 5-Years YE18-YE23 CAGR – TBVPS Growth plus Dividends MTB Peer Median Consistently Delivering Value and Growth • Consistent dividend and TBVPS growth compared to peers • Results in higher than peer CAGR for TBVPS growth plus dividends over 5-, 10-, and 20-years Key Points 9

Key Ratios 10 Note: (1) See Appendix 1 and 2 for reconciliation of GAAP with these non-GAAP measures. 2019 2020 2021 2022 2023 1Q23 4Q23 1Q24 Superior Pre-Credit Earnings Net Interest Margin 3.84% 3.16% 2.76% 3.39% 3.83% 4.04% 3.61% 3.52% Efficiency Ratio (1) 55.7% 56.3% 59.0% 56.6% 54.9% 55.5% 62.1% 60.8% Efficiency Ratio - Adjusted (1) 54.9% 56.3% 59.0% 55.9% 54.1% 55.5% 53.6% 59.6% PPNR ($, Millions) (1) $2,753 $2,579 $2,445 $3,471 $4,232 $1,046 $1,043 $891 PPNR to RWA (1) 2.73% 2.44% 2.34% 2.69% 2.79% 2.82% 2.71% 2.31% Strong Credit Metrics Allowance to Loans (As At) 1.16% 1.76% 1.58% 1.46% 1.59% 1.49% 1.59% 1.62% Net Charge-Offs to Loans 0.16% 0.26% 0.20% 0.13% 0.33% 0.22% 0.44% 0.42% Focused on Returns Net Operating Return on: Tangible Assets (1) 1.69% 1.04% 1.28% 1.35% 1.42% 1.49% 0.98% 1.08% Tangible Common Equity (1) 19.08% 12.79% 16.80% 16.70% 17.60% 19.00% 11.70% 12.67% Adjusted Net Operating Return on: Tangible Assets(1) 1.72% 1.04% 1.28% 1.35% 1.41% 1.49% 1.27% 1.12% Tangible Common Equity(1) 19.44% 12.79% 16.80% 16.71% 17.53% 19.00% 15.35% 13.21% Consistent Capital Generation Tangible Common Equity to Tangible Assets 8.55% 7.49% 7.68% 7.63% 8.20% 7.58% 8.20% 8.03% Common Equity Tier 1 Ratio 9.73% 10.00% 11.42% 10.44% 10.98% 10.16% 10.98% 11.08% Tier 1 Capital Ratio 10.94% 11.17% 13.11% 11.79% 12.29% 11.48% 12.29% 12.38% Balance Sheet (As At) Loans to Deposits 95.94% 82.25% 70.63% 80.46% 82.11% 83.57% 82.11% 80.73% Securities to Assets 7.92% 4.94% 4.61% 12.56% 12.91% 14.01% 12.91% 13.25%

Solid Performance in Key Metrics against Peers 11 ROTA(1) 1Q24 Net Interest Margin 1Q24 Efficiency Ratio(1) 1Q24 PPNR / RWA(1) 1Q24 NCO / Loans 1Q24 Note: (1) See Appendix 1 and 2 for reconciliation of GAAP with these non-GAAP measures. Source: S&P Global Market Intelligence and company filings 1.1% MTB Peer 1 Peer 2 Peer 3 Peer 4 Peer 5 Peer 6 Peer 7 Peer 8 Peer 9 Peer 10 Peer 11 3.5% Peer 1 MTB Peer 2 Peer 3 Peer 4 Peer 5 Peer 6 Peer 7 Peer 8 Peer 9 Peer 10 Peer 11 60.8% Peer 1 MTB Peer 2 Peer 3 Peer 4 Peer 5 Peer 6 Peer 7 Peer 8 Peer 9 Peer 10 Peer 11 2.3% MTB Peer 1 Peer 2 Peer 3 Peer 4 Peer 5 Peer 6 Peer 7 Peer 8 Peer 9 Peer 10 Peer 11 0.42% Peer 1 Peer 2 Peer 3 Peer 4 Peer 5 Peer 6 Peer 7 MTB Peer 8 Peer 9 Peer 10 Peer 11

Areas of Focus 12

2Q 2024 Trends

Average Customer Deposits Growing; Average Loans Up

- Through May QTD, average deposits down modestly from the linked quarter to $163.9 billion, lower brokered offset by growth in customer deposits
- Through May QTD, average noninterest-bearing deposits down $1.0 billion from linked quarter to $47.6 billion, reflecting seasonal flows and some continued mix shift
- Pace of interest-bearing deposit cost increase leveling off
- Through May QTD, average loans up $0.7 billion from linked quarter to $134.5 billion, driven by C&I and Consumer

Lower Expense with Seasonally Lower Compensation

- GAAP expense (including intangible amortization) of $1.290 billion - $1.310 billion
- Primarily reflects sequentially lower seasonal compensation expense

Revenues Trending Expectations

- Taxable-equivalent net interest income of $1.700 billion +/-, with NIM mid 3.50s
- Noninterest income, excluding securities gains / losses, of $570 million - $585 million with strength in Trust, Service Charges, and Mortgage, offset by prior quarter Bayview distribution ($25 million)

Capital Builds and Asset Quality Trending Expectations

- Share repurchases paused during 2Q24
- CET1 ratio expected to build from 11.08% to over 11.35%
- Net charge-offs expected to be lumpy (+/-) quarter-to-quarter, but full year expectations of ~40 bps

M&T Bank Corporation | 13

2024 Outlook

		2024 Outlook	Comments
Income Statement	Net Interest Income Taxable-equivalent	$6.85 billion +/-	• NIM in the 3.50s • Reflects one rate cut
Income Statement	Fee Income	$2.3 billion to $2.4 billion	• Growth in trust income from strong market activity
Income Statement	GAAP Expense Includes intangible amortization Excludes incremental FDIC special assessments	$5.25 billion to $5.30 billion	• Continued focus on managing expense
Income Statement	Net Charge-Offs % of Average Loans	~40 basis points	• NCO normalization in C&I and consumer loan portfolios • NCOs remain elevated
Income Statement	Tax Rate Taxable-equivalent	24.0% to 24.5%	• Excludes certain discrete tax benefit in 1Q24
Average Balances	Loans	$134 billion to $136 billion	• Growth in C&I and consumer, declines in CRE and residential mortgage
Average Balances	Deposits	$162 billion to $164 billion	• Focus on growing customer deposits
	Share Repurchases	Currently paused	• Evaluate after 2nd quarter results

M&T Bank Corporation | 14

$175 $102 $69 $126 $84 $64 $20 $5 $(183) $(164) $(100) $(46) $(18) $(374) $(329) $(193) $(83) $(36) Mar. '23 June '23 Sept. '23 Dec. '23 Mar. '24 Approaching Neutral Asset Sensitivity (1) Represents estimated impact on NII resulting from a parallel shift in interest rates during first modeling year. (2) Mar. 2024 and Dec. 2023 +200bps scenario results in a negative $50 million and negative $18 million net change in NII, respectively. Sensitivity of NII to Changes in Interest Rates1 $, Millions • Increased mix of fixed liquid assets Y/Y • Avg. investment securities up $1.0B to $28.6B in 1Q24 • Continued securities purchases through 2Q24 • Increased hedges • $27.3B in notional swaps at 3/31/2024 compared to $15.2B at 3/31/2023; includes forward starting • Increased liability costs and lower noninterest-bearing (“NIB”) deposit mix provides cushion in declining rate environment Highlights 15 +200bps +100bps -100bps -200bps 2 2

Swap Portfolio Details 16 ▪ Hedge position increasing through 2024 as forward-starting hedges become “active” ▪ Forward-starting rates higher than current active resulting in higher active rates in 2025 ▪ QTD through May, added $3.6B in forward-starting – 2025 start, ~4.1%, 2-year maturity Highlights Active and Forward-Starting Swaps Cash Flow and Fair Value – as of 5/31/2024 Forward-Starting CF Active CF Forward-Starting FV Active FV B ill io n s Cash Flow – WAVG Coupon Active 3.26 3.18 3.24 3.26 3.48 3.66 3.79 3.81 Fwd-Starting 3.74 3.97 3.97 4.02 4.11 4.07 4.14 - Fair Value – WAVG Coupon Active 3.11 3.11 3.11 3.11 3.25 3.25 3.25 3.48 Fwd-Starting 3.87 3.87 3.87 3.87 4.13 4.13 4.13 - Forward-Starting CF, added since 3/31/24 2.0 2.0 2.0 2.0 2.9 2.9 2.9 3.91.8 1.8 1.8 1.8 1.0 1.0 1.0 17.5 18.4 20.2 20.8 19.3 15.4 14.9 15.5 6.0 4.0 2.2 1.5 3.6 3.6 3.6 3.3 2.2 1.1 $- $5 $10 $15 $20 $25 $30 $35 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 2024 2025

Granular, Diversified Core Deposit Funding & Strong Liquidity Position

Granular Deposit Base

- 64% of deposits are insured or collateralized as of 3/31/2024
- Average consumer deposit account balance is $15,000
- Average business banking deposit account balance is $55,000

Diversified Deposit Base

- Deposits are spread across over 900 branches spanning 12 states and Washington, DC
- Diversified geographically across Upstate NY (23%), Connecticut (13%), Mid-Atlantic (13%), Greater Baltimore area (12%), NYC area (11%), New England (10%), and other regions

Stable & Long-Tenured Relationships

- Commercial and business banking deposits consist largely of operating account balances
- Average relationship tenure of 17 years with wealth customers, 16 years for consumer, 15 years for commercial and 13 years for business banking

Strong Liquidity Profile

- 1Q24 Average Cash Balances represent nearly 16% of Earning Assets
- Liquidity Sources represent ~135% of Adjusted Uninsured Deposits[1] as of 3/31/2024

(1) 'Adjusted Uninsured Deposits' represents uninsured deposits excluding collateralized deposits.
All information presented as of 3/31/24.

M&T Bank Corporation | 17

0% 10% 20% 30% 40% 50% 60% 2 0 0 3 2 0 0 4 2 0 0 5 2 0 0 6 2 0 0 7 2 0 0 8 2 0 0 9 2 0 1 0 2 0 1 1 2 0 1 2 2 0 1 3 2 0 1 4 2 0 1 5 2 0 1 6 2 0 1 7 2 0 1 8 2 0 1 9 2 0 2 0 2 0 2 1 2 0 2 2 1 Q 2 3 2 Q 2 3 3 Q 2 3 4 Q 2 3 1 Q 2 4 0.0% 0.5% 1.0% 1.5% 2.0% 2.5% 3.0% 3.5% 2 0 0 3 2 0 0 4 2 0 0 5 2 0 0 6 2 0 0 7 2 0 0 8 2 0 0 9 2 0 1 0 2 0 1 1 2 0 1 2 2 0 1 3 2 0 1 4 2 0 1 5 2 0 1 6 2 0 1 7 2 0 1 8 2 0 1 9 2 0 2 0 2 0 2 1 2 0 2 2 1 Q 2 3 2 Q 2 3 3 Q 2 3 4 Q 2 3 1 Q 2 4 Sources: S&P Global Market Intelligence Local Scale Leads to Superior Deposit Franchise Noninterest-bearing deposits represented 30% of 1Q 2024 average total deposits for M&T or 32% of total deposits excluding brokered, compared to 24% peer median 2003-1Q24 Average M&T 0.73% Peer Median 0.89% Difference -0.16% Noninterest-Bearing Deposits / Total Deposits Total Cost of Deposits 18 M&T Peer Median Peer Range Change in Interest- Bearing Deposit Cost 1Q24 vs 4Q23 0.17% 0.16% 0.14% 0.14% 0.12% 0.12% 0.11% 0.06% 0.03% 0.01% -0.03% -0.09% Peer 11 Peer 10 Peer 9 Peer 8 Peer 7 Peer 6 Peer 5 Peer 4 MTB Peer 3 Peer 2 Peer 1 M&T Peer Median Peer Range

Diversified and Granular Deposit Base

Institutional Services & Wealth Management

- Consists primarily of Wealth and Institutional Services deposits
- Wealth Management ($4B): Average tenure 17 years; average account size ~$175k
- Institutional Services ($12B): Average account size ~$1MM

All Other

- Consists primarily of brokered deposits

Average Deposits

1Q24


All Other
$12.6B
Inst. Svcs.
& Wealth
Mgmt.
$16.2B
Retail Bank
$91.6B
$164B
Commercial
Bank
$43.5B

Retail Bank

- Consists primarily of Consumer and Business Banking
- Deposits are spread across our 900+ branch network, spanning 12 states and Washington DC
- Consumer ($68B): Average relationship tenure of 16 years; Average account size $15k
- Business Banking ($21B): Average relationship tenure of 13 years; Average account size $55k; ~43% operating balances
- Other Businesses ($3B): Primarily Mortgage

Commercial Bank

- Diversified across industries and geographies
- Average relationship tenure of 15 years
- Average account size $4MM; median $360k
- ~63% operating balances

M&T Bank Corporation 19

Int-Bearing Cash, $32.0B Unused FHLB, $14.6B Unused FRB NY, $18.4B Unencumbered Securities, $16.5B Adjusted Uninsured, $60.5B Collateralized, $11.4B $81.5B $71.9B Liquidity Uninsured Deposits • Liquidity Sources represent ~135% of Adjusted Uninsured Deposits as of 3/31/2024 • Uninsured Deposits represent 43% of Total Deposits, 36% excluding Collateralized Deposits as of 3/31/2024 • 1Q24 Average Cash Balances represent nearly 16% of Earning Assets Strong Core Funding and Liquidity Liquidity Sources & Uninsured Deposits 3/31/2024 Highlights 20

Strong CRE Underwriting Track Record All information presented as of 3/31/2024 Long History & Expertise in CRE Lending • Long-term relationships and consistently conservative Credit Standards through economic cycles • Two Chief Credit Officers over the past 40 years Diversified Loan Portfolio • 43% C&I, 33% Consumer, 24% Commercial Real Estate • Commercial Real Estate is 24% of total loans, down from 31% in 2019 Long Duration Permanent IRE Portfolio • Approximately 80% of the permanent investor-owned portfolio matures in 2025 or later • Approximately 70% of the Permanent IRE portfolio is fixed rate, inclusive of customer implemented swaps Permanent IRE Well-Diversified with Low LTV’s • No one Permanent IRE property type accounts for more than 5% of loans—the largest of which are Multifamily and Retail • The largest Total IRE exposure to a single metro area is approximately 4% of loans • Weighted average LTV is 56%; which provides a buffer against potential future losses in these portfolios • Over 80% of the total Permanent IRE portfolio has an LTV of 70% or less Office Risk Likely to Play Out Over Long Horizon • Permanent office IRE represents less than 3.5% of total loans and is well diversified geographically (NYC approximately 0.5% of total loans) • Approximately 85% of the portfolio matures in 2025 or later Approximately 85% of the underlying leases mature in 2025 or later 21

Multifamily $6.4B, 5% Retail $5.8B, 4% Office $4.6B, 3% Healthcare $3.6B, 3% Hotel $2.5B, 2% Industrial & Other $2.2B, 2% Construction $7.2B, 5% C&I - Owner Occ. $9.9B, 7% C&I $48.0B, 36% Cons. Real Estate $23.1B, 17% Consumer $21.6B, 16% Permanent CRE $25.2B, 19% Well Diversified Loan Portfolio (1) Regulatory CRE includes Construction (HC-C 1.a.(1) and HC-C 1.a.(2)), Multifamily (HC-C 1.d), non-owner occupied (HC-C 1.e.(2)) and non-real estate secured CRE (HC-C, Memo 2). Loan Portfolio Composition 3/31/2024 Regulatory CRE % of Tier 1 Capital + Allowance1 Regulatory CRE Concentration as measured against Tier 1 Capital and Allowance has declined by ~87 percentage points since 2019 $135B 22 262% 176% 12/31/2019 3/31/2024 -87%

Allowance for Credit Losses

Allowance by Portfolio

3/31/2024

$, Millions	Balance	Allowance	Allowance % of Loans
C&I	$ 57,897	$ 684	1.18%
Real estate - commercial	$ 32,416	$ 754	2.33%
Permanent IRE	$ 25,168	$ 567	2.25%
Construction	$ 7,248	$ 187	2.58%
Real estate - consumer	$ 23,076	$ 118	0.51%
Consumer	$ 21,584	$ 635	2.94%
Total loans and leases	$ 134,973	$ 2,191	1.62%
Memo: Permanent IRE Office	$ 4,599	$ 201	4.37%

CRE Allowance Trend


ACL % of Loans
1.92%
2.01%
2.15%
2.31%
2.33%
CRE ACL $, Millions
$669
$694
$726
$764
$754
1Q23
2Q23
3Q23
4Q23
1Q24
CRE Balance
$34.9B
$34.6B
$33.7B
$33.0B
$32.4B

Allowance Commentary

- March 31, 2024 assumptions, during the 8 quarter forecast period
  - Average unemployment rate of 4.5%
  - Gross domestic product growth at a 1.0% rate during the first year of the forecast period and at a 1.8% rate in the second year
  - Commercial real estate and residential real estate prices were assumed to cumulatively contract 1.5% and 1.6%, respectively

Permanent Office Allowance Commentary

- Allowance for credit losses of $201 million, or 4.4% of permanent IRE office loans, at March 31, 2024
- The allowance-to-loans ratio for nonaccrual permanent IRE office loans was 20%. Nonaccrual loans are assessed individually for specific reserves
- Accruing office loans are reserved for on a collective basis using statistically developed models. At March 31, 2024, property values collateralizing accruing office loans were assumed to decline 45% during the two-year forecast period

M&T Bank Corporation | 23

Source: S&P Global Market Intelligence and FRY9C. Note: Industry data represents all FDIC-insured institutions from the FDIC’s Quarterly Banking Profile (“QBP”). Average, max, and range are weighted FY1990-FY2023. Superior Credit Losses Through Multiple Economic Cycles M&T Credit Philosophy NCO % of Loans • Consistently conservative credit standards through economic cycles • Emphasis on secured lending: cash flow + collateral + guarantees • Customer selection, supported by local market knowledge • Working with customers to achieve best long-term outcome “Great Financial Crisis” 2001 Recession S&L Crisis While M&T’s long-term average nonaccrual rate has exceeded the peer median (1.1% vs. 0.9% for peers), its peak annual loss rate was 42% of the peer median – nonaccruals may not translate to losses 24 COVID 19 Pandemic M&T Peer Median Peer Range Industry 0% 1% 2% 3% 4% 5% 1 9 9 0 1 9 9 1 1 9 9 2 1 9 9 3 1 9 9 4 1 9 9 5 1 9 9 6 1 9 9 7 1 9 9 8 1 9 9 9 2 0 0 0 2 0 0 1 2 0 0 2 2 0 0 3 2 0 0 4 2 0 0 5 2 0 0 6 2 0 0 7 2 0 0 8 2 0 0 9 2 0 1 0 2 0 1 1 2 0 1 2 2 0 1 3 2 0 1 4 2 0 1 5 2 0 1 6 2 0 1 7 2 0 1 8 2 0 1 9 2 0 2 0 2 0 2 1 2 0 2 2 2 0 2 3 1 Q 2 4 Avg Max Range MTB 0.34% 1.01% 0.88% Peer Median 0.58% 2.41% 2.23% Industry 0.80% 2.56% 2.31%

Spotlight on Permanent IRE • Hallmark of structures requires material upfront ‘skin in the game’ to ensure alignment and provide a buffer against potential future losses • Weighted average LTV is 56%; over 80% of the total Permanent IRE portfolio has an LTV of 70% or less • Approximately 70% of the Permanent IRE portfolio is fixed rate, inclusive of customer implemented swaps • The risk from a decline in commercial real estate values is likely to play out over a long period of time • Approximately 80% of the permanent investor-owned portfolio matures in 2025 or later • Total NYC Permanent Multifamily of $1.1B or <1% of total loans with WAVG LTV of 53%. % of Loans Maturing Balance ($, B) WAVG LTV 2024 2025 2026 Retail $5.8 52% 13% 21% 17% Multifamily $6.4 57% 11% 26% 10% Office $4.6 57% 15% 26% 13% Healthcare $3.6 59% 28% 22% 21% Hotel $2.5 53% 34% 24% 16% Industrial $1.9 52% 11% 16% 16% Other $0.3 60% 9% 26% 16% Permanent $25.2 56% 17% 23% 15% Permanent IRE Details 3/31/2024 Key Points 25

Diversified and Low LTV Permanent Office CRE (1) Lease maturity data for loans with >$10MM in exposure. Balance ($, B) % of Total Loans WAVG LTV New York City $0.7 0.5% 48% Connecticut $0.5 0.4% 58% Greater Boston $0.4 0.3% 59% New Jersey $0.3 0.2% 62% Western New York $0.3 0.2% 61% VT/NH/ME $0.3 0.2% 63% Rochester $0.2 0.2% 63% Albany/HVN $0.2 0.2% 60% Out of Footprint $0.2 0.2% 45% Baltimore $0.2 0.2% 62% Florida $0.2 0.1% 60% Long Island $0.2 0.1% 47% Northern PA $0.1 0.1% 52% MA/RI $0.1 0.1% 51% Delaware/Eastern MD $0.1 0.1% 64% All Other $0.6 0.5% 61% Total $4.6 3.5% 57% Loans Maturing Underlying Leases Maturing1 2024 15% 14% 2025 26% 11% 2026 13% 10% • Strong collateral coverage; over 80% have average LTV of 70% or lower • Approximately 60% of portfolio has 2022 - 2024 appraisal • Geographically diverse; New York City largest concentration representing only ~0.5% of total loans • Approximately 85% of the portfolio matures in 2025 or later • Approximately 85% of the underlying leases mature in 2025 or later % of Balances by LTV Range Key Points Loan & Underlying Lease Maturity Profile Geographic Detail Over 80% with LTV ≤ 70% 26 34% 24% 24% 7% 4% 7% ≤50% >50%-60% >60%-70% >70%-80% >80%-90% >90%

Permanent Office CRE Maturities Spread Out and Manageable 2Q24 3Q24 4Q24 1Q25 2Q24-1Q25 2Q25-1Q26 >90% 10% 8% - 13% 8% 3% >80%-90% 3% - - 7% 3% 3% >70%-80% 11% 23% 12% - 9% 6% >60%-70% 36% 25% 2% 9% 15% 22% >50%-60% 21% 13% 53% 26% 30% 30% ≤50% 19% 31% 32% 44% 34% 37% Maturities ($, B) $0.2 $0.2 $0.2 $0.3 $0.9 $1.0 L T V R a n g e s Office maturities are spread relatively evenly over time with no upcoming ‘maturity bubbles’, with LTV profile broadly similar to the overall office portfolio NYC Detail Approximately $55 million in total NYC permanent office maturities over the next four quarters; with the vast majority having an LTV of 70% or less Approximately 70% of NYC Office permanent exposure has a 2022 - 2024 appraisal LTV Ranges for Upcoming Office Maturities 27

Credit Metrics Nonaccrual Loans Net Charge-offs Provision for Credit Losses Allowance for Credit Losses 28 $70 $127 $96 $148 $138 0.22% 0.38% 0.29% 0.44% 0.42% 1Q23 2Q23 3Q23 4Q23 1Q24 $ I N M IL L IO N S NCO ($) Net Charge-off Ratio $120 $150 $150 $225 $200 1Q23 2Q23 3Q23 4Q23 1Q24 $ I N M IL L IO N S $1,975 $1,998 $2,052 $2,129 $2,191 1.49% 1.50% 1.55% 1.59% 1.62% 1Q23 2Q23 3Q23 4Q23 1Q24 $ I N M IL L IO N S Allowance for Credit Losses ($) Allowance for Credit Losses (%) $2,557 $2,435 $2,342 $2,166 $2,302 1.92% 1.83% 1.77% 1.62% 1.71% 1Q23 2Q23 3Q23 4Q23 1Q24 $ I N M IL L IO N S Nonaccrual Loans ($) Nonaccrual Loans (%)

Criticized C&I and CRE Loans +$364 million QoQ Criticized Increase: • C&I increased +$641 million – Nonautomotive dealers and manufacturing • CRE decreased -$277 million – Permanent CRE -$139 million – Construction -$138 million • 97% of criticized accrual loans are current • 59% of criticized nonaccrual loans are current Reserve Impact: • Criticized loans generally carry higher loss reserves • Reflecting strong collateral values, the reserve ratio for nonaccrual loans was ~18% 29 $10.6 $10.5 $11.1 $12.6 $12.9 11.9% 11.8% 12.5% 14.0% 14.3% 1Q23 2Q23 3Q23 4Q23 1Q24 $ I N B IL L IO N S Criticized Criticized % of Commercial Loans

Strong Capital and Low AOCI Impact

Top Quartile Core Capital

- Top quartile CET1 ratio among peers (11.1%)
- Top quartile TCE ratio among peers (8.0%); nearly 200 bps above peer median

High Quality and Short Duration Securities Portfolio

- Agency MBS/CMBS account for 55% of total and U.S. Treasurys 31%
- AFS duration ~2.0 years and HTM duration ~5.4 years, total debt securities duration ~3.8 years
- Purchased over $4 billion in securities in 1Q24

Low AOCI Impact

- Investment securities portfolio only 13% of total assets
- AFS and pension-related AOCI represents ~20bps negative impact on regulatory capital

All information presented as of 3/31/24.

M&T Bank Corporation 30

Agency MBS $12.4B US Treasury $8.7B Agency CMBS $3.4B Municipal Bonds $2.5B Other Debt Sec. $0.2B Equity & Other $1.3B Diversified Securities Portfolio (1) Mortgage securities include estimated prepayment under market forward interest rates. $28.5B Securities Portfolio Composition 3/31/2024 • Securities of $28.5B; 13% of total assets • ~$4.3B securities maturing1 in remainder of 2024 with an average yield of 2.6%. ~$5.3B securities maturing1 in 2025 with an average yield of 2.8% • Investment securities yield increased 17 bps QoQ in 1Q24; similar quarterly yield expansion over the next few quarters • AFS-related AOCI represents only 13bps potential negative impact on CET1 ratio; 20bps total negative impact when also including pension-related AOCI • HTM debt securities represent 53% of securities • Agency MBS/CMBS and U.S. Treasurys represent over 85% of securities portfolio Duration Pretax Unrealized Loss AFS ~2.0 years $0.3 billion HTM ~5.4 years $1.2 billion Total Debt Securities ~3.8 years $1.5 billion Highlights 31

Strong Capital Levels Compared to Peers

CET1 Ratio
3/31/2024



Peer 1 11.5%
Peer 2 11.3%
MTB 11.1%
Peer 3 10.6%
Peer 4 10.4%
Peer 5 10.4%
Peer 6 10.3%
Peer 7 10.3%
Peer 8 10.2%
Peer 9 10.1%
Peer 10 10.1%
Peer 11 10.0%

Tier 1 Capital Ratio
3/31/2024



MTB 12.4%
Peer 1 12.3%
Peer 2 12.0%
Peer 3 12.0%
Peer 4 12.0%
Peer 5 11.8%
Peer 6 11.8%
Peer 7 11.7%
Peer 8 11.6%
Peer 9 11.6%
Peer 10 11.5%
Peer 11 11.0%

Tangible Common Equity / Tangible Assets
3/31/2024



Peer 1 8.3%
MTB 8.0%
Peer 2 6.4%
Peer 3 6.4%
Peer 4 6.3%
Peer 5 6.3%
Peer 6 6.1%
Peer 7 6.0%
Peer 8 5.7%
Peer 9 5.1%
Peer 10 5.0%
Peer 11 5.0%

Highlights

- Capital levels favorable to peers both as reported and when considering AOCI
- Strong capital position benefits M&T under current and proposed rules
  - CET1 ratio would exceed SCB minimum levels under proposal
- Modest impact from including AOCI in regulatory capital[1]
  - ~20 basis point negative impact to CET1 ratio; would remain >10.85% at March 31, 2024
- Increased capital for operational risk, lower capital for real estate and consumer loans – Mid-single digit RWA impact as currently proposed
- Limited exposure to trading activities subject to complex market risk proposals

(1) Proposal would require regulatory capital to include unrealized losses on AFS securities (13 bps) and pension-related effects (7 bps).

M&T Bank Corporation | 32

Why invest in M&T?

Purpose-Driven Successful and Sustainable Business Model that Produces Strong Shareholder Returns

Purpose Driven Organization

- Long term focused with deeply embedded culture
- Business operated to represent the best interests of all key stakeholders
- Energized colleagues consistently serving our customers and communities
- A safe haven for our clients as proven during turbulent times and crisis

Successful and Sustainable Business Model

- Experienced and seasoned management team
- Strong risk controls with long track record of credit outperformance through cycles
- Prudent growth ~2x peers
- Leading position in core markets

Strong Shareholder Returns

- 15-20% ROATCE
- ~9% annual TSR
- Robust dividend growth
- 6% TBV per share growth

Source: FactSet, S&P Global, Company Filings.
Note: Source: FactSet, S&P Global, Company Filings. Note: (1) Branch and deposit data as of 6/30 of the year under consideration, pro forma for pending / closed M&A. Growth vs. peers represents each bank's median branch deposit growth from 2019-2023 relative to that bank's median city projected population growth from 2023-2028. (2): ROATCE average from 2013-2023. Adjusted for amortization of core deposit and other intangible assets, merger related expenses, tax rate changes, and normalized provisions for credit losses in 2020. (3): Annual TSR represents CAGR of the average trailing 3 year total shareholder returns (consisting of price returns and dividends assuming reinvestment of dividends received) during 2013-2023. (4): Dividend growth represents CAGR of common dividends per share from 2013-2023. (5): TBV per share growth represents CAGR from 2013-2023.

M&T Bank Corporation | 33

Appendices 34

Appendix 1

GAAP to GAAP - Adjusted (Non-GAAP) Reconciliation

In millions	2019	2020	2021	2022	2023	1Q23	4Q23	1Q24
Revenues								
Net interest income - GAAP	$4,130	$3,866	$3,825	$5,822	$7,115	$1,818	$1,722	$1,680
Total other income - GAAP	2,062	2,088	2,167	2,357	2,528	587	578	580
Subtotal	6,192	5,955	5,992	8,179	9,643	2,405	2,300	2,260
Gain on CIT	-	-	-	-	(225)	-	-	-
Gain on MTIA	-	-	-	(136)	-	-	-	-
Revenues - GAAP Adjusted	$6,192	$5,955	$5,992	$8,042	$9,418	$2,405	$2,300	$2,260
Noninterest expense								
Noninterest expense - GAAP	$3,469	$3,385	$3,612	$5,050	$5,379	$1,359	$1,450	$1,396
FDIC special assessment	-	-	-	-	(197)	-	(197)	(29)
Write-down of equity method investment	(48)	-	-	-	-	-	-	-
Charitable contribution	-	-	-	(135)	-	-	-	-
Merger-related expense	-	-	(44)	(338)	-	-	-	-
Noninterest expense - GAAP Adjusted	$3,420	$3,385	$3,568	$4,577	$5,182	$1,359	$1,253	$1,367
PPNR								
Revenues - GAAP Adjusted	$6,192	$5,955	$5,992	$8,042	$9,418	$2,405	$2,300	$2,260
(Gain) loss on bank investment securities	(18)	9	21	6	(4)	-	(4)	(2)
Noninterest expense - GAAP Adjusted	(3,420)	(3,385)	(3,568)	(4,577)	(5,182)	(1,359)	(1,253)	(1,367)
Pre-provision net revenue	$2,753	$2,579	$2,445	$3,471	$4,232	$1,046	$1,043	$891

Note: M&T is providing supplemental reporting of its results on a "GAAP – Adjusted" basis, from which M&T excludes the after-tax effect of certain notable items of significance. Although "GAAP – Adjusted" income as presented by M&T is not a GAAP measure, M&T management believes that this information helps investors understand the effect of such notable items in reported results.

Tables in appendices may not foot due to rounding.

M&T Bank Corporation | 35

Appendix 2

GAAP to Net Operating and Net Operating-Adjusted (Non-GAAP) Reconciliation

In millions	2019	2020	2021	2022	2023	1Q23	4Q23	1Q24
Net income								
Net income - GAAP	$1,929	$1,353	$1,859	$1,992	$2,741	$702	$482	$531
Amortization of core deposit and other intangible assets (1)	14	11	8	43	48	13	12	12
Merger-related expenses (1)	-	-	34	431	-	-	-	-
Net operating income	1,944	1,364	1,900	2,466	2,789	715	494	543
Preferred stock dividends	(69)	(68)	(73)	(97)	(100)	(25)	(25)	(25)
Net operating income available to common equity	$1,874	$1,296	$1,827	$2,369	$2,689	$690	$469	$518
Net income								
Net income - GAAP	$1,929	$1,353	$1,859	$1,992	$2,741	$702	$482	$531
Amortization of core deposit and other intangible assets (1)	14	11	8	43	48	13	12	12
Merger-related expenses (1)	-	-	34	431	-	-	-	-
Write-down of equity method investment (1)	36	-	-	-	-	-	-	-
Gain on MTIA (1)	-	-	-	(98)	-	-	-	-
Charitable contribution (1)	-	-	-	100	-	-	-	-
Gain on CIT (1)	-	-	-	-	(157)	-	-	-
FDIC special assessment (1)	-	-	-	-	146	-	146	22
Net operating income - Adjusted	1,980	1,364	1,900	2,469	2,778	715	640	565
Preferred stock dividends	(69)	(68)	(73)	(97)	(100)	(25)	(25)	(25)
Net operating income available to common equity - Adjusted	$1,910	$1,296	$1,827	$2,372	$2,678	$690	$615	$540

Note: M&T consistently provides supplemental reporting of its results on a "net operating" or "tangible" basis, from which M&T excludes the after-tax effect of amortization of core deposit and other intangible assets (and the related goodwill, core deposit and other intangible asset balances, net of applicable deferred tax amounts) and gains (when realized) and expenses (when incurred) associated with merging acquired operations into M&T, since such items are considered by management to be "nonoperating" in nature. Although "net operating income" as defined by M&T is not a GAAP measure, M&T's management believes that this information helps investors understand the effect of acquisition activity in reported results.

(1) After any related tax effect

M&T Bank Corporation | 36

Appendix 2 GAAP to Net Operating (Non-GAAP) Reconciliation 37 In millions 2019 2020 2021 2022 2023 1Q23 4Q23 1Q24 Efficiency ratio Noninterest expense $3,469 $3,385 $3,612 $5,050 $5,379 $1,359 $1,450 $1,396 Less: Amortization of core deposit and other intangible assets 19 15 10 56 62 17 15 15 Less: Merger-related expenses - - 44 338 - - - - Noninterest operating expense $3,449 $3,370 $3,558 $4,656 $5,317 $1,342 $1,435 $1,381 Taxable-equivalent net interest income $4,153 $3,884 $3,840 $5,861 $7,169 $1,832 $1,735 $1,692 Other income 2,062 2,088 2,167 2,357 2,528 587 578 580 Less: Gain (loss) on bank investment securities 18 (9) (21) (6) 4 - 4 2 Denominator $6,197 $5,981 $6,028 $8,224 $9,693 $2,419 $2,309 $2,270 Efficiency ratio 55.7% 56.3% 59.0% 56.6% 54.9% 55.5% 62.1% 60.8%

Appendix 2 GAAP to Net Operating - Adjusted (Non-GAAP) Reconciliation 38 In millions 2019 2020 2021 2022 2023 1Q23 4Q23 1Q24 Efficiency ratio - Adjusted Noninterest expense $3,469 $3,385 $3,612 $5,050 $5,379 $1,359 $1,450 $1,396 Less: Amortization of core deposit and other intangible assets 19 15 10 56 62 17 15 15 Less: Write-down of equity method investment 48 - - - - - - - Less: Charitable contribution - - - 135 - - - - Less: FDIC special assessment - - - - 197 - 197 29 Less: Merger-related expenses - - 44 338 - - - - Noninterest operating expense - Adjusted (numerator) $3,401 $3,370 $3,558 $4,522 $5,120 $1,342 $1,238 $1,352 Taxable-equivalent revenues $6,215 $5,972 $6,007 $8,218 $9,698 $2,419 $2,313 $2,272 Less: Gain (loss) on bank investment securities 18 (9) (21) (6) 4 - 4 2 Less: Gain on CIT - - - - 225 - - - Less: Gain on MTIA - - - 136 - - - - Denominator - Adjusted $6,197 $5,981 $6,028 $8,087 $9,469 $2,419 $2,309 $2,270 Efficiency ratio - Adjusted 54.9% 56.3% 59.0% 55.9% 54.1% 55.5% 53.6% 59.6%

Appendix 2 GAAP to Tangible (Non-GAAP) Reconciliation 39 In millions 2019 2020 2021 2022 2023 1Q23 4Q23 1Q24 Average assets Average assets $119,584 $135,480 $152,669 $190,252 $205,397 $202,599 $208,752 $211,478 Goodwill (4,593) (4,593) (4,593) (7,537) (8,473) (8,490) (8,465) (8,465) Core deposit and other intangible assets (38) (21) (8) (179) (177) (201) (154) (140) Deferred taxes 10 5 2 43 44 49 39 33 Average tangible assets $114,963 $130,871 $148,070 $182,579 $196,791 $193,957 $200,172 $202,906 Average common equity Average total equity $15,718 $15,991 $16,909 $23,810 $25,899 $25,377 $26,500 $27,019 Preferred stock (1,272) (1,250) (1,438) (1,946) (2,011) (2,011) (2,011) (2,011) Average common equity 14,446 14,741 15,471 21,864 23,888 23,366 24,489 25,008 Goodwill (4,593) (4,593) (4,593) (7,537) (8,473) (8,490) (8,465) (8,465) Core deposit and other intangible assets (38) (21) (8) (179) (177) (201) (154) (140) Deferred taxes 10 5 2 43 44 49 39 33 Average tangible common equity $9,825 $10,132 $10,872 $14,191 $15,282 $14,724 $15,909 $16,436

Appendix 2 GAAP to Tangible (Non-GAAP) Reconciliation 40 In millions 12/31/2019 12/31/2020 12/31/2021 12/31/2022 12/31/2023 3/31/2023 12/31/2023 3/31/2024 Total assets Total assets $119,873 $142,601 $155,107 $200,730 $208,264 $202,956 $208,264 $215,137 Goodwill (4,593) (4,593) (4,593) (8,490) (8,465) (8,490) (8,465) (8,465) Core deposit and other intangible assets (29) (14) (4) (209) (147) (192) (147) (132) Deferred taxes 7 4 1 51 37 47 37 34 Total tangible assets $115,258 $137,998 $150,511 $192,082 $199,689 $194,321 $199,689 $206,574 Total common equity Total equity $15,717 $16,187 $17,903 $25,318 $26,957 $25,377 $26,957 $27,169 Preferred stock (1,250) (1,250) (1,750) (2,011) (2,011) (2,011) (2,011) (2,011) Common equity 14,467 14,937 16,153 23,307 24,946 $23,366 24,946 $25,158 Goodwill (4,593) (4,593) (4,593) (8,490) (8,465) (8,490) (8,465) (8,465) Core deposit and other intangible assets (29) (14) (4) (209) (147) (192) (147) (132) Deferred taxes 7 4 1 51 37 47 37 34 Total tangible common equity $9,852 $10,334 $11,557 $14,659 $16,371 $14,731 $16,371 $16,595

M&T Peer Group

Citizens Financial Group, Inc.

Comerica Incorporated

Fifth Third Bancorp

First Horizon National Corporation

Huntington Bancshares Incorporated

KeyCorp

M&T Bank Corporation

PNC Financial Services Group, Inc.

Regions Financial Corporation

Truist Financial Corporation

U.S. Bancorp

Zions Bancorporation, NA

M&T Bank Corporation | 41